Exhibit 8.1

Zhongchao Inc.

Subsidiaries and VIEs of the Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Zhongchao Group Inc.	British Virgin Islands

Zhongchao USA LLC	The United States

Zhongchao Japan	Japan

Zhongchao Group Limited	Hong Kong

Beijing Zhongchao Zhongxing Technology Limited	People’s Republic of China

Name of the Variable Interest Entity	Jurisdiction of Incorporation or Organization

Zhongchao Medical Technology (Shanghai) Corp.	People’s Republic of China

Shanghai Huijing Information Technology Co., Ltd.	People’s Republic of China

Beijing Zhongchao Boya Medical Technology Co., Ltd.	People’s Republic of China

Zhixun Internet Hospital (Liaoning) Co., Ltd.	People’s Republic of China

Shanghai Zhongxin Medical Technology Co., Ltd.	People’s Republic of China

Shanghai Zhongxin Medical Technology Co., Ltd.	People’s Republic of China

Hainan Muxin Medical Technology Co., Ltd.	People’s Republic of China

Shanghai Xinyuan Human Resources Co., Ltd.	People’s Republic of China

Beijing Yisuizhen Technology Co., Ltd.	People’s Republic of China

West Angel (Beijing) Health Technology Co., Ltd.	People’s Republic of China

Chongqing Xinjiang Pharmaceutical Co., Ltd.	People’s Republic of China

Shanghai Maidemu Health Management Co., Ltd.	People’s Republic of China